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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                --------------

                                   FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               H POWER CORP.
           ------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                   22-3010742
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(State of Incorporation or Organization)                (I.R.S. Employer
                                                       Identification No.)
          1373 Broad Street
         Clifton, New Jersey                                  07013
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(Address of Principal Executive Offices)                   (Zip Code)


     If this form relates to the                If this form relates to the
     registration of a class of                 registration of a class of
     securities pursuant to Section             securities pursuant to Section
     12(b) of the Exchange Act and is           12(g) of the Exchange Act and is
     effective pursuant to General              effective pursuant to General
     Instruction A.(c), please check            Instruction A.(d), please check
     the following box.  /  /                   the following box.  / x /
                        -----                                      -----

            SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER
                 TO WHICH THIS FORM RELATES:   333-34234
                                             -------------

      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                            Not Applicable


      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                 Common Stock, $.001 par value per share
                 ---------------------------------------
                           (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      A description of the Common Stock is set forth under the section entitled "Description of Capital Stock" on pages 56 through 58 of Amendment No. 5 to the Registrant's Registration Statement (Registration No. 333-34234) on Form S-1 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission on July 28, 2000, which is hereby incorporated herein by reference for all purposes.

ITEM 2.  EXHIBITS


   1. Constituent instruments defining rights of holders of securities to be registered.

         1.1 Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registration Statement.

         1.2 Amended and Restated By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.4 of the Registration Statement.

         1.3 Registration Rights Agreement, dated as of March 25, 1996, between the Registrant and Duquesne Enterprises, incorporated herein by reference to Exhibit 4.1 of the Registration Statement.

         1.4 Investor Rights Agreement, entered into as of May 22, 1996, by and between the Registrant and Singapore Technologies Automotive Ltd., incorporated herein by reference to
                Exhibit 4.2 of the Registration Statement.

         1.5 Investor Rights Agreement, entered into as of May 2, 1997, by and between the Registrant and Sofinov Societe Financiere D'Innovation Inc., Societe Innovatech Du Grand Montreal and 9042-0175 Quebec Inc., incorporated herein by reference to Exhibit 4.3 of the Registration Statement.

         1.6 Stockholders' and Voting Agreement, dated as of April 5, 2000, by and among the Registrant and certain common stockholders, incorporated herein by reference to Exhibit 4.5 of the Registration Statement.

         1.7 Consulting Agreement made and entered into as of July 28, 1999, beteeen the Registrant and Frederick Entman, incorporated herein by reference to Exhibit 10.7 of the Registration Statement.

         1.8 Consulting Agreement made and entered into as of July 28, 1999, between the Registrant and Norman Rothstein, incorporated herein by reference to Exhibit 10.8 of the Registration Statement.

   2.    Specimen of each security to be registered hereunder.

         2.1 Specimen Common Stock Certificate of the Registrant, incorporated herein by reference to Exhibit 4.6 of the Registration Statement.


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     The Registrant hereby further incorporates by reference the description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Act.

                                  SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       H POWER CORP.


                                       By: /s/ Dr. H. Frank Gibbard
                                           --------------------------------
                                            Dr. H. Frank Gibbard
                                            Chief Executive Officer


Date: July 28, 2000


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